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                                   APPENDIX B

                        FLORIDA BUSINESS BANCGROUP, INC.
                        2000 DIRECTORS' STOCK OPTION PLAN

                                    ARTICLE I
                      ESTABLISHMENT OF THE DIRECTORS' PLAN

         Florida  Business   BancGroup,   Inc.   ("Florida   BancGroup")  hereby
establishes this 2000 Directors' Stock Option Plan ("Directors' Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II
                         PURPOSE OF THE DIRECTORS' PLAN

         The purpose of the Directors' Plan is to improve the growth and profitability of Florida BancGroup by attracting and retaining qualified non-employee directors and providing such directors with a proprietary interest in Florida BancGroup through non-discretionary grants or non-qualified stock options (an "Option" or "Options") to purchase shares of Florida BancGroup's common stock, par value $0.01 per share ("Common Stock").

                                   ARTICLE III
                      ADMINISTRATION OF THE DIRECTORS' PLAN

         Section 3.01 Administration. The Directors' Plan shall be administered by the entire Board of Directors ("Board"). The Board shall have the power, subject to and within the limits of the expressed provisions of the Directors' Plan, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of Florida BancGroup.

         Section 3.02 Compliance with Law and Regulations. All Options granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and the approval of a majority of Florida BancGroup's shareholders, which vote shall be taken within 12 months of the adoption of the Directors'
Plan by the Board of Directors at the next annual meeting. Florida BancGroup shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which Florida BancGroup shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise or issuance would be contrary to applicable laws and regulations.

         Section 3.03 Restrictions on Transfer. Florida BancGroup may place a legend upon any certificate representing shares acquired pursuant to an Option granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                   ARTICLE IV
                                   ELIGIBILITY

         Options shall be granted pursuant to the terms hereof to each director of Florida BancGroup who is not an employee of Florida BancGroup ("Participant"). No honorary director, advisory director, or director emeritus shall be entitled to receive Options hereunder.


                            Appendix B - Page 1 of 6

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                                   APPENDIX B


                                    ARTICLE V
                   COMMON STOCK COVERED BY THE DIRECTORS' PLAN

         Section 5.01 Option Shares. The aggregate number of shares of Common Stock that may be issued pursuant to the Directors' Plan, subject to adjustment as provided in Article VIII, is 123,500 shares of Common Stock. None of these shares shall be the subject of more than one Option at any time, but if an Option as to any shares is surrendered before exercise or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Directors' Plan as if no Options had been previously granted with respect to such shares.

         Section 5.02 Source of Shares. The shares of Common Stock issued under the Directors' Plan shall be from authorized and previously unissued shares.

                                   ARTICLE VI
                                  OPTION GRANTS

         Section 6.01 Option Grants. Options to purchase shares of Common Stock shall be granted to Participants at the following times and in the following amounts:

         (i) as of the Effective Date (as defined in Section 12.01 herein), each director of Florida BancGroup was granted an Option to purchase between 2,500 and 12,000 shares of Common Stock;

         (ii) on the date any person (other than a director covered by Section 6.01[i] above) is elected or appointed to Florida BancGroup's Board for the first time, such person shall be granted an Option to purchase an amount of shares of Common Stock, as determined by the Board in its sole discretion; and

         (iii) on the date any person (other than those covered by Sections 6.01[i] and [ii] above) is elected or appointed to the Board or any first tier, wholly-owned subsidiary of Florida BancGroup for the first time, such person shall be granted an Option to purchase an amount of shares of Common Stock, as determined by the Board in its sole discretion.

                                   ARTICLE VII
                                  OPTION TERMS

         Each Option granted hereunder shall be on the following terms and conditions:

         Section 7.01 Option Agreement. The proper officers of Florida BancGroup and each Participant shall execute an Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price and such other terms, conditions and provisions as are appropriate, provided that they are not inconsistent with the terms, conditions and provisions of the Directors' Plan. Each Participant shall receive a copy of his executed Option Agreement.



                            Appendix B - Page 2 of 6

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                                   APPENDIX B

         Section 7.02 Option Exercise Price. The per share exercise price at which the shares of Common Stock may be purchased upon exercise of an Option granted pursuant to Section 6.01 hereof shall be equal to the Fair Market Value of a share of Common Stock as of the date of grant. For purposes of the Directors' Plan, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one), or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the closing high bid and low asked prices of a share of Common Stock on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Board. In the absence of such a price, Fair Market Value shall be the book value of Common Stock.

         Section 7.03 Vesting or Options. Options shall vest immediately on the date of grant.

         Section 7.04 Exercise and Duration or Options.

         (i) Each Option or portion thereof may be exercisable at any time on or after six months after the date of grant until 10 years after the date of grant; provided that no Option or portion thereof may be exercised until the shareholders of Florida BancGroup have approved the Directors' Plan by such vote as may be required by applicable laws and regulations;

         (ii) Exception for Termination Due to Death, Disability, Retirement or Resignation. If a Participant dies while serving as a non-employee director or terminates his service as a non-employee director as a result of disability, retirement or resignation without having fully exercised his Options, the Participant or the executors, administrators, legatees or distributees of his estate shall have the right to exercise such Options during the one-year period following such death, disability, retirement or resignation, provided that no Option shall be exercisable within six months after the date of grant or more than 10 years from the date it was granted; and

         (iii) Options granted to a non-employee director who is removed for cause pursuant to Florida BancGroup's Articles of Incorporation shall terminate as of the effective date of such removal.

         Section 7.05 Non-assignability. Options shall not be transferable by Participant except by will or the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant or the Participant's guardian or legal representative.

         Section 7.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Option Agreement provided for in Section 7.01.




                            Appendix B - Page 3 of 6

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                                   APPENDIX B

         Section 7.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of an Option shall be made to Florida BancGroup upon exercise of the Option. Payment for shares may be made by the Participant in cash or by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value (as defined in Section 7.02 herein) to the purchase price of the shares to be acquired pursuant to the Option, or any combination of the foregoing.

         Section 7.08 Voting and Dividend Rights. No Participant shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on Florida BancGroup's shareholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

                                  ARTICLE VIII
                         ADJUSTMENTS FOR CAPITAL CHANGES

         The aggregate number of shares of Common Stock available for issuance under the Directors' Plan, the number of shares to which any Option relates and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of the Directors' Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by Florida BancGroup. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of Florida BancGroup, the shares of Florida BancGroup's Common Stock shall be exchanged for other securities of Florida BancGroup or of another corporation, each recipient of an Option shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of Florida BancGroup or such other corporation as were exchangeable for the number of shares of Common Stock of Florida BancGroup which the Participant would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.

                                   ARTICLE IX
                AMENDMENT AND TERMINATION OF THE DIRECTORS' PLAN

         The Board may, by resolution, at any time terminate, amend or revise the Directors' Plan with respect to any shares of Common Stock as to which Options have not been granted; provided, however, that no amendment which: (i) changes the maximum number of shares that may be sold or issued under the Directors' Plan (other than in accordance with the provisions of Article VIII); or (ii) changes the class of persons that may be granted Option shall become effective until it receives the approval of the shareholders of Florida BancGroup, and further provided that the Board may determine that shareholder approval for any other amendment to the Directors' Plan may he advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under the Directors' Plan as specifically authorized herein. Notwithstanding, anything contained herein to the contrary, the provisions of



                            Appendix B - Page 4 of 6

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                                   APPENDIX B

Articles IV, VI and VII of the Directors' Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under such statutes.

                                    ARTICLE X
                        RIGHTS TO CONTINUE AS A DIRECTOR

         Neither the Directors' Plan nor the grant of any Options hereunder, nor any action taken by the Board in connection with the Directors' Plan, shall create any right on the part of any Participant to continue to serve as a director.

                                   ARTICLE XI
                                   WITHHOLDING

         Florida BancGroup may withhold from any cash payment made under the Directors' Plan sufficient amount to cover any applicable withholding and employment taxes. If the amount of such cash payment is insufficient, Florida BancGroup may require the Participant to pay to Florida BancGroup the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Option.

                                   ARTICLE XII
                   EFFECTIVE DATE OF THE DIRECTORS' PLAN; TERM

         Section 12.01 Effective Date of the Directors' Plan. The Directors' Plan shall become effective upon the date of its adoption by Florida BancGroup's Board ("Effective Date"), provided that no shares of Common Stock may be issued pursuant to the Directors' Plan until the Directors' Plan is approved by the shareholders of Florida BancGroup by such vote as may be required by applicable laws and regulations.

         Section 12.02 Term of Directors' Plan. Unless sooner terminated, the Directors' Plan shall remain in effect for a period of 10 years ending on the tenth anniversary of the Effective Date. Termination of the Directors' Plan shall not affect any Options previously granted, and such Options shall remain valid and in effect until they: (i) have been fully exercised; (ii) are surrendered; or (iii) expire or are forfeited in accordance with their terms.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         Section 13.01 Governing Law and Venue. The Directors' Plan shall be construed under the laws of the State of Florida. Venue, for purposes of bringing an action to enforce the terms of the Directors' Plan, shall be Hillsborough County, Florida.




                            Appendix B - Page 5 of 6

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                                   APPENDIX B

         Section 13.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.


Adopted this 24th day of February, 2000 by the Board of Directors of Florida Business BancGroup, Inc.



                               /s/ Marti J. Warren
                                   ---------------------------------------------
                                   Marti J. Warren
                                   Secretary of Florida Business BancGroup, Inc.


Adopted on the ___ day of___________, 2000 by the Shareholders of Florida Business BancGroup, Inc.



                            ----------------------------------------------------
                            A. Bronson Thayer
                            Chairman of the Board and Chief Executive Officer of
                                     Florida Business BancGroup, Inc.


                            Appendix B - Page 6 of 6